exhibit 4.a.1
[Conformed Copy]

ANR Pipeline Company
and
Manufacturers Bank, N.A., Trustee

INDENTURE
Dated as of May 13, 1991
and
FIRST SUPPLEMENTAL INDENTURE
Dated as of November 4, 1991

$300,000,000
9 5/8% Debentures due November 1, 2021

ANR Pipeline Company
and
Manufacturers Bank, N.A., Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of November 4, 1991
to
INDENTURE
Dated as of May 13, 1991

$300,000,000
9 5/8% Debentures due November 1, 2021

     FIRST SUPPLEMENTAL INDENTURE, dated as of November 4, 1991, between ANR Pipeline Company, a Delaware corporation (the “Company”), and Manufacturers Bank, N.A. (formerly Manufacturers National Bank of Detroit), a national banking association incorporated and existing under the laws of the United States of America, as Trustee (the “Trustee”), to the Indenture dated as of May 13, 1991 (the “Indenture”), between the Company and the Trustee.
     Pursuant to Section 9.01(6) of the Indenture, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Debentures (as defined below) to supplement the Indenture to establish the form and terms of a Series of Securities of the Company under the Indenture to be entitled the “9 5/8% Debentures due November 1, 2021”:
ARTICLE ONE
FORM AND TERMS OF SECURITIES
     SECTION 1.01. Terms of Securities To Be Issued.
     (a) A Series of Securities which shall be designated the “9 5/8% Debentures due November 1, 2021” (the “Debentures”) shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the definitions, terms, conditions and covenants of the Indenture, including without limitation the terms set forth in this First Supplemental Indenture.
     (b) The aggregate principal amount of Debentures which may be authenticated and delivered under this First Supplemental Indenture shall not exceed $300,000,000 (except for Debentures authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 2.07, 2.08, 2.11 or 9.05 of the Indenture). The entire amount of Debentures may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered to or upon the order of the Company pursuant to Section 2.03 of the Indenture.
     (c) The Debentures shall mature on November 1, 2021.

 2
     (d) The Debentures shall bear interest, and such interest shall be payable, as provided in Article Two hereof.
     SECTION 1.02. Form of the Debentures.
     The Debentures and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A annexed hereto. The terms and provisions contained in the Debentures shall constitute and are hereby expressly made a part of this First Supplemental Indenture.
ARTICLE TWO
PAYMENT OF INTEREST ON THE DEBENTURES
     SECTION 2.01. Interest Payment Dates.
     (a) The Debentures shall bear interest from their initial date of issuance or from the most recent Interest Payment Date (as hereinafter defined) to which interest had been paid or duly provided for, at the rate of 9 5/8% per annum, and such interest shall be payable each May I and November 1 (each an “Interest Payment Date”) to the person in whose name the Debenture is registered at the close of business on the regular record date (the “Register Record Date”) for any such Interest Payment Date, which shall be the fifteenth calendar day of the month preceding the month in which such Interest Payment Date occurs (whether or not a Business Day).
     (b) The first Interest Payment Date on the Debentures shall be May 1, 1992.
ARTICLE THREE
REDEMPTION
     SECTION 3.01. No Redemption Provisions.
     The Debentures are not redeemable by the Company prior to their maturity.

 3
ARTICLE FOUR
MISCELLANEOUS
     SECTION 4.01. Definitions.
     All the terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless otherwise provided herein or unless the context of this First Supplemental Indenture otherwise requires.
     SECTION 4.02. Governing Law.
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS FIRST SUPPLEMENTAL INDENTURE AND THE DEBENTURES WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
     SECTION 4.03. Successors.
     All agreements of the Company in this First Supplemental Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.
     SECTION 4.04. Duplicate Originals.
     The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

 4
SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

ANR PIPELINE COMPANY
[SEAL]

	By:	/s/ JEFFREY A. CONNELLY

Jeffrey A. Connelly
Executive Vice President
and Treasurer
Attest:

By:	/s/ PAULETTA P. COHN

Pauletta P. Cohn
Assistant Secretary

MANUFACTURERS BANK, N.A.
[SEAL]

	By:	/s/ ROBERT A. WRIGHT, III

Robert A. Wright, III
Trust Officer
Attest:

By:	/s/ SUSAN E. TAYLOR

Susan E. Taylor
Second Vice President
and Trust Officer

EXHIBIT A
[FORM OF FACE OF SECURITY]
ANR PIPELINE COMPANY
9 5/8% DEBENTURES
DUE NOVEMBER 1, 2021

Rate of Interest	Maturity Date	Original Issue Date
9 5/8%	November 1, 2021	November 4, 1991
No.
     ANR Pipeline Company, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), for value received, hereby promises to pay to                      or registered assigns, the principal sum of                      on the Maturity Date shown above, and to pay interest thereon, at the annual rate of interest shown above, from the Original Issue Date shown above or from the most recent Interest Payment Date (as hereinafter defined) to which interest has been paid or duly provided for, payable semi-annually on May 1 and November 1 of each year and at maturity (an “Interest Payment Date”), commencing on the first such date after the Original Issue Date, except that if the Original Issue Date is on or after a Regular Record Date but before the next Interest Payment Date, interest payments will commence on the second Interest Payment Date following the Original Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the Regular Record Date for any such Interest Payment Date, which shall be the fifteenth calendar day of the month preceding the month in which such Interest Payment Date occurs (whether or not a Business Day). Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the person in whose name this Debenture is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders of Debentures not less than 15 days prior to such special record date. Payment of the principal of and interest on this Debenture will be made at the agency of the Company maintained for that purpose in Detroit, Michigan and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest, other than interest due on the Maturity Date, may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or any supplemental indenture thereto or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, ANR PIPELINE COMPANY has caused this instrument to be executed in its corporate name by the facsimile signature of its duly authorized officers and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

ANR PIPELINE COMPANY

By:

Name:
Title:
ATTEST:

By:

Name:
Title:

DATED:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
     This is one of the 9 5/8% Debentures due November 1, 2021, referred to in the within-mentioned Indenture and is the Series designated in the within-mentioned First Supplemental Indenture.

MANUFACTURERS BANK, N.A.,
as Trustee

By:

Authorized Signature
[REVERSE SIDE]
ANR PIPELINE COMPANY
9 5/8% DEBENTURES
DUE NOVEMBER 1, 2021
     This Debenture is one of a duly authorized issue of Debentures of the Company (which term includes any successor corporation under the Indenture hereinafter referred to) designated as its 9 5/8% Debentures due November 1, 2021 (the “Debentures”), issued or to be issued pursuant to the Indenture, dated as of May 13, 1991 (the “Indenture”), between the Company and Manufacturers Bank, N.A. (formerly Manufacturers National Bank of Detroit), as Trustee (the “Trustee,” which term includes any successor trustee under the indenture), and under the First Supplemental Indenture, dated as of November 4, 1991 (the “First Supplemental Indenture”) between the Company and the Trustee. The terms of this Debenture include those stated in the Indenture, in the First Supplemental Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. Reference is hereby made to the Indenture and all further supplemental indentures thereto for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Debentures are, and are to be, authenticated and delivered.
     The Debentures are a Series of Securities issued or to be issued by the Company under the Indenture, and this Series is limited in aggregate principal amount to $300,000,000. The Indenture provides that the Securities of the Company referred to therein (“Securities”), including the Debentures, may be issued in one or more Series, which different Series may be issued in such aggregate principal amounts and on such terms (including, but not limited to, terms relating to interest rate or rates, provisions for determining such interest rate or rates and adjustments thereto, maturity, redemption (optional and mandatory), sinking fund, covenants, and Events of Default) as may be provided in or pursuant to the Authorizing Resolution and/or supplemental indenture (if any) relating to the several Series.
     This Debenture may not be redeemed prior to its Maturity Date.
     If an Event of Default shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities affected thereby, voting as a single class (which may include the Debentures), at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.
     The Indenture provides that no Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of

Default and written request by Holders of at least 25% in principal amount of the Securities of the applicable Series and the offer to the Trustee of indemnity satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on any Debenture.
     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places and rates, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Security Register upon surrender of this Debenture for registration of transfer at the agency of the Company in Detroit, Michigan duly endorsed by, or accompanied by a written instrument of transfer in substantially the form accompanying this Debenture duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges pursuant to Section ..11 or 9.05 in which ease such transfer taxes or similar governmental charges shall be paid by the Company).
     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     Customary abbreviations may be used in the name of a Debentureholder or any assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
     The Company will furnish to any Debentureholder of record, upon written request, without charge, a copy of the Indenture and the First Supplemental Indenture. Requests may be made to: ANR Pipeline Company, c/o The Coastal Corporation, Coastal Tower, Nine Greenway Plaza, Houston, Texas 77046-0995, Attention: Corporate Secretary.

ASSIGNMENT FORM
     If you the holder want to assign this [name of Security], fill in the form below and have your signature guaranteed:
     I or we assign and transfer this [name of Security] to:

(Print or type name, address and zip code and
social security or tax ID number of assignees)
and irrevocably appoint,                                                             agent to transfer this [name of Security] on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as name appears on
the other side of this [name of Security])
Signature Guarantee:
     Notice: Signature(s) must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.